Airgas, Inc.
259 N. Radnor-Chester Road
Suite 100
Radnor, PA 19087-5283
News Release	www.airgas.com

Exhibit 99.1

Investor Contact:	Media Contact:
Jay Worley (610) 902-6206	James Ely (610) 902-6010
jay.worley@airgas.com	jim.ely@airgas.com
For release: Immediately
Airgas Reports Record First Quarter EPS of $0.63
RADNOR, PA — July 25, 2007 — Airgas, Inc., (NYSE: ARG), the largest U.S. distributor of industrial, medical, and specialty gases, welding, safety, and related products, today reported strong growth in sales, operating income, and earnings for its first quarter ended June 30, 2007.
Quarterly net earnings increased 34% to $51.7 million, or $0.63 per diluted share, compared to $38.7 million, or $0.48 per diluted share in the prior year. The prior year quarter included a one-time $0.02 per share tax benefit. First quarter sales grew 18% over the prior year to $915 million. Acquisitions accounted for 11% of the growth, and total same-store sales increased 7% over strong growth levels in the prior year, with hardgoods up 6% and gas and rent up 8%.
“We had an outstanding quarter. We continue to see good growth in non-residential construction and energy markets, and our strategic products are also performing well,” said Airgas Chairman and Chief Executive Officer Peter McCausland. “Profitability also continues to improve as operating margins in the quarter expanded to 12.2%, an improvement of 200 basis points over last year’s operating margin. Return on Capital* was 13.4%, an increase of 120 basis points over the prior year.”
On July 2, the Company announced that it successfully completed its acquisition of most of Linde’s U.S. packaged gas business, effective June 30, 2007. The acquired business generated revenues of $346 million in 2006. The Company also announced that it had reached a definitive agreement with its National Welders joint venture partners to exchange all preferred shares of National Welders Supply Company for Airgas common stock, converting the joint venture into a wholly owned subsidiary. That exchange was completed on July 3, 2007. “We are very pleased to have completed these two important transactions, which will help us grow our earnings and cash flow in the years ahead,” said McCausland.

For the second quarter, Airgas expects to earn $0.57 to $0.60 per diluted share, including an estimated $0.03 per share of integration expense from the Linde packaged gas transaction and a one-time non-cash charge of $0.03 per share related to the National Welders exchange. The Company is increasing full-year guidance to $2.49 to $2.57 per diluted share, including the $0.03 charge in the second quarter from the National Welders exchange and the operating results and integration expenses associated with the Linde packaged gas acquisition. The previously communicated range was $2.33 to $2.41 per diluted share for the full year. The new guidance is summarized in the table below:

	Qtr Ending	Year Ending
	Sep 30, 2007	Mar 31, 2008
EPS guidance	$0.57 — $0.60	$2.49 — $2.57
Charge for National Welders exchange	$0.03	$0.03
EPS guidance excluding National Welders charge	$0.60 — $0.63	$2.52 — $2.60
The Company will conduct an earnings teleconference at 11:00 a.m. Eastern Time on Thursday, July 26. The teleconference will be available by calling (800) 665-0430. The presentation materials (this press release, slides to be presented during the Company’s teleconference, and information about how to access a live and on-demand webcast of the teleconference) are available in the “Investor Information” section under the “Company Information” heading on the Company’s Internet site at www.airgas.com. A webcast of the teleconference will be available live and on demand through August 31 at http://www.shareholder.com/arg/medialist.cfm. A replay of the teleconference will be available through August 3. To listen, call (888) 203-1112 and enter passcode 4803679.

*	See attached reconciliation of the Return on Capital non-GAAP financial measure.
About Airgas, Inc.
Airgas, Inc. (NYSE: ARG), through its subsidiaries, is the largest U.S. distributor of industrial, medical, and specialty gases, and hardgoods, such as welding equipment and supplies. Airgas is also one of the largest U.S. distributors of safety products, the largest U.S. producer of nitrous oxide and dry ice, the largest liquid carbon dioxide producer in the Southeast, and a leading distributor of process chemicals, refrigerants, and ammonia products. More than 13,000 employees work in over 1,000 locations, including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

# # #
Forward-Looking Statements
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, statements regarding: the Linde and National Welders transactions helping us to grow our earnings and cash flow in the years ahead; expectations for second quarter earnings per diluted share of $0.57 to $0.60, including $0.03 per share of integration expense related to the Linde packaged gas transaction and a $0.03 per share one-time non-cash charge associated with the National Welders transaction; and expectations for fiscal 2008 earnings per diluted share of $2.49 to $2.57, including the $0.03 charge in the second quarter from the National Welders exchange and the operating results and integration expenses associated with the Linde packaged gas acquisition. We intend that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include: our ability to successfully integrate the former Linde U.S. packaged gas business, including retention of both customers and employees; supply availability and cost pressures; increased industry competition; customer acceptance of price increases; our ability to successfully consummate and integrate acquisitions; a disruption to our business from integration issues associated with acquisitions; an economic downturn; adverse changes in customer buying patterns; significant fluctuations in interest rates; increases in energy costs and other operating expenses; the effect of hurricanes and other catastrophic events; political and economic uncertainties associated with current world events; and other factors described in the Company’s reports, including its Form 10-K dated March 31, 2007, and other reports filed by the Company with the Securities and Exchange Commission.
Consolidated statements of earnings, condensed consolidated balance sheets, consolidated statements of cash flows, and a reconciliation of the non-GAAP financial measure follow.

AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2007	2006

Net sales	$915,099	$773,036

Costs and expenses:
Cost of products sold (excl. deprec.)	437,978	383,219
Selling, distribution and administrative expenses	321,412	275,977
Depreciation	41,565	33,162
Amortization	2,907	1,772

Total costs and expenses	803,862	694,130

Operating income	111,237	78,906

Interest expense, net	(20,508)	(13,676)
Discount on securitization of trade receivables (b)	(4,119)	(3,336)
Other income (expense), net	(84)	213

Earnings before income tax expense and minority interest	86,526	62,107

Income tax expense	(34,095)	(22,744)

Minority interest in earnings of consolidated affiliate	(711)	(711)

Net earnings	$51,720	$38,652

Net earnings per common share (c):

Basic earnings per share	$0.65	$0.50

Diluted earnings per share	$0.63	$0.48

Weighted average shares outstanding (c):
Basic	79,004	77,557
Diluted	83,630	82,436
See attached Notes.

AIRGAS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	(Unaudited)
	June 30,	March 31,
	2007	2007

ASSETS
Cash	$41,521	$25,931
Trade accounts receivable, net (b)	235,327	193,664
Inventories, net	296,318	250,308
Deferred income tax asset, net	18,901	31,004
Prepaid expenses and other current assets	47,552	48,592

TOTAL CURRENT ASSETS	639,619	549,499

Plant and equipment, net	2,109,851	1,865,418
Goodwill	857,353	832,162
Other intangible assets, net	77,919	62,935
Other non-current assets	28,000	23,443

TOTAL ASSETS	$3,712,742	$3,333,457

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, trade	$162,894	$146,385
Accrued expenses and other current liabilities	234,836	241,275
Current portion of long-term debt	41,773	40,296

TOTAL CURRENT LIABILITIES	439,503	427,956

Long-term debt	1,598,004	1,309,719
Deferred income tax liability, net	378,266	373,246
Other non-current liabilities	45,850	39,963
Minority interest in affiliate	57,191	57,191

Stockholders’ equity	1,193,928	1,125,382

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,712,742	$3,333,457

See attached Notes.

AIRGAS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended	Three Months Ended
	June 30, 2007	June 30, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$51,720	$38,652
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	41,565	33,162
Amortization	2,907	1,772
Deferred income taxes	15,297	14,574
Loss on sales of plant and equipment	749	128
Minority interest in earnings	711	711
Stock-based compensation expense	5,890	2,752
Changes in assets and liabilities, excluding effects of business acquisitions:
Securitization of trade receivables	20,600	(9,700)
Trade receivables, net	(9,816)	(16,222)
Inventories, net	(10,142)	(3,529)
Prepaid expenses and other current assets	5,447	2,174
Accounts payable, trade	(13,700)	(12,444)
Accrued expenses and other current liabilities	(6,506)	(14,177)
Other non-current assets	(2,001)	(1,314)
Other non-current liabilities	(194)	3,643

Net cash provided by operating activities	102,527	40,182

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(65,873)	(62,704)
Proceeds from sales of plant and equipment	2,006	1,263
Business acquisitions and holdback settlements	(317,451)	(3,814)
Other, net	(320)	492

Net cash used in investing activities	(381,638)	(64,763)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	473,145	166,219
Repayment of debt	(183,383)	(152,010)
Minority interest in earnings	(711)	(711)
Proceeds from exercise of stock options	6,945	4,799
Stock issued for employee stock purchase plan	3,171	2,822
Tax benefit realized from the exercise of stock options	4,660	—
Dividends paid to stockholders	(7,102)	(5,433)
Change in cash overdraft	(2,024)	7,028

Net cash provided by financing activities	294,701	22,714

Change in cash	$15,590	$(1,867)
Cash — Beginning of period	25,931	34,985

Cash — End of period	$41,521	$33,118

See attached Notes.

Notes:
(a)	Effective June 30, 2007, Airgas (the “Company”) completed the previously announced acquisition of most of the U.S. packaged gas business of Linde A.G. for $310 million in cash. The acquisition involved 130 locations in 18 states, including branches, warehouses, packaged gas fill plants, and other operations involved in distributing packaged industrial and specialty gases and related equipment. In 2006, the business generated $346 million in revenue. The accompanying consolidated financial statements reflect the assets and liabilities of the acquired business as of June 30, 2007. Due to the timing of the acquisition, no revenues or expenses of the acquired operations were reflected in the accompanying consolidated financial statements.
(b)	The Company participates in a securitization agreement with two commercial banks to sell up to $285 million of qualified trade receivables. Net proceeds from the securitization were used to reduce borrowings under the Company’s revolving credit facilities. The amount of outstanding receivables sold under the agreement was $285 million and $264 million at June 30, 2007 and March 31, 2007, respectively.

(c)	The tables below present the computation of basic and diluted earnings per share:

	Three Months Ended
	June 30,
	(unaudited)
(In thousands, except per share amounts)	2007	2006
Basic Earnings per Share Computation
Numerator

Net earnings	$51,720	$38,652

Denominator

Basic shares outstanding	79,004	77,557

Basic earnings per share	$0.65	$0.50

	Three Months Ended
	June 30,
	(unaudited)
(In thousands, except per share amounts)	2007	2006
Diluted Earnings per Share Computation
Numerator

Net earnings	$51,720	$38,652
Plus: Preferred stock dividends (1) (2)	711	711
Plus: Income taxes on earnings of National Welders (3)	245	214

Net earnings assuming preferred stock conversion	$52,676	$39,577

Denominator

Basic shares outstanding	79,004	77,557

Incremental shares from assumed conversions:
Stock options and warrants	2,299	2,552
Preferred stock of National Welders (1)	2,327	2,327

Diluted shares outstanding	83,630	82,436

Diluted earnings per share	$0.63	$0.48

(1)	Pursuant to a joint venture agreement between the Company and the holders of the preferred stock of National Welders, the preferred shareholders have the option to exchange their 3.2 million preferred shares of National Welders either for cash at a price of $17.78 per share or to tender them to the joint venture in exchange for approximately 2.3 million shares of Airgas common stock. If Airgas common stock has a market value of $24.45 per share, the stock and cash redemption options are equivalent. Since the average market price of Airgas common stock for each of the periods presented above was in excess of $24.45 per share, conversion of the preferred stock was assumed. On July 3, 2007, the preferred stock holders elected to exchange their preferred shares of National Welders for Airgas common stock.

(2)	Upon the exchange of the preferred stock for Airgas common stock, the 5% preferred stock dividend, recognized as “Minority interest in earnings of consolidated affiliate,” will no longer be paid to the preferred stockholders, resulting in additional net earnings for Airgas.

(3)	The earnings of National Welders for tax purposes are treated as a deemed dividend to Airgas, net of an 80% dividend exclusion. Upon the conversion of National Welders preferred stock to Airgas common stock, National Welders will become a wholly owned subsidiary of Airgas. As a wholly owned subsidiary, the net earnings of National Welders will not be subject to additional tax at the Airgas level.

(d)	Unaudited business segment information for the Company’s Distribution and All Other Operations segments is shown below:

	Three Months Ended				Three Months Ended
	June 30, 2007				June 30, 2006
		All				All
		Other				Other
(In thousands)	Dist.	Ops.	Elim	Total	Dist.	Ops.	Elim	Total
Gas and rent	$411,281	$164,013	$(33,040)	$542,254	$332,004	$117,183	$(14,486)	$434,701
Hardgoods	351,355	22,946	(1,456)	372,845	317,249	22,602	(1,516)	338,335

Total net sales	762,636	186,959	(34,496)	915,099	649,253	139,785	(16,002)	773,036

Cost of products sold, excluding deprec. expense	381,996	90,478	(34,496)	437,978	331,595	67,626	(16,002)	383,219
Selling, distribution and administrative expenses	258,822	62,590	—	321,412	229,883	46,094	—	275,977
Depreciation	30,344	11,221	—	41,565	25,825	7,337	—	33,162
Amortization	2,085	822	—	2,907	1,309	463	—	1,772

Operating income	$89,389	$21,848	$—	$111,237	$60,641	$18,265	$—	$78,906

Reconciliation of Non-GAAP Financial Measure (Unaudited)
     Return on Capital:
     Reconciliation and computation of return on capital:

(In thousands)	June 30, 2007	June 30, 2006

Operating Income — Trailing Four Quarters	$373,783	$284,659

Five Quarter Average of Total Assets	$2,888,803	$2,430,961
Five Quarter Average of Securitized Trade Receivables	254,400	225,280
Five Quarter Average of Current Liabilities (exclusive of debt)	(360,508)	(327,574)

Five Quarter Average Capital Employed	$2,782,695	$2,328,667

Return on Capital	13.4%	12.2%

The Company believes this return on capital computation helps investors access how effectively the Company uses the capital invested in its operations.